                                                                    Exhibit 4.4

                              LIVE SOFTWARE, INC.
                             STOCK OPTION AGREEMENT

     This Stock Option Agreement (the "Agreement") is made as of October 1, 1998 (the "Grant Date") by and between Live Software, Inc. (the "Corporation") and Michael Hogarth (the "Optionee").

RECITALS

     A. Optionee is to render valuable services to the Corporation, and this Agreement is executed in order to provide Optionee with the opportunity to acquire a proprietary interest in the Corporation as an incentive for Optionee to accept and continue in such employ.

     B. All capitalized terms in this Agreement not defined herein shall have the meaning assigned to them in the attached Appendix.

          NOW, THEREFORE, it is hereby agreed as follows:

         1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, a Non-Statutory Option (the "Option") to purchase up to 12,000 shares of the Common Stock of the Corporation (the "Option Shares") at an exercise price of $.03 per share (the "Exercise Price"). The Option shall be immediately exercisable for all of the Option Shares. The rights of the Optionee shall be subject to vesting in accordance with the Vesting Schedule attached hereto as EXHIBIT A.

         2. OPTION TERM. This option term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

         3. LIMITED TRANSFERABILITY. During Optionee's lifetime, this option shall be exercisable only by Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following Optionee's death.

         4. STOCK PURCHASE AGREEMENT. Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the stock Purchase Agreement attached hereto as EXHIBIT B.

         5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

              (a) Should Optionee cease to remain in Service for any reason (other than death, Disability or Misconduct) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

              (b) Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of inheritance shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the EARLIER of (i) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (ii) the Expiration Date.

              (c) Should Optionee cease Service by reason of Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

              (d) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee's cessation of Service, vested pursuant to the Vesting Schedule or the special vesting acceleration provisions of Paragraph 6. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent Optionee is not vested in one or more Option Shares at the time of Optionee's cessation of service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

              (e) Should Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

NOTHING IN THIS STOCK OPTION AGREEMENT OR THE STOCK PURCHASE AGREEMENT SHALL CONFER UPON OPTIONEE ANY RIGHT TO CONTINUE IN SERVICE FOR ANY PERIOD OF SPECIFIC DURATION OR INTERFERE WITH OR OTHERWISE RESTRICT IN ANY WAY THE RIGHTS OF THE CORPORATION (OR ANY PARENT OR SUBSIDIARY EMPLOYING OR RETAINING OPTIONEE) OR OF OPTIONEE, WHICH RIGHTS ARE HEREBY EXPRESSLY RESERVED BY EACH, TO TERMINATE OPTIONEE'S SERVICE AT ANY TIME FOR ANY REASON, WITH OR WITHOUT CAUSE.

         6.  ACCELERATED VESTING.

              (a) In the event of any Corporate Transaction, the Option Shares at the time subject to this option but not otherwise vested shall automatically vest in full so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares as fully-vested shares and may be exercised for any or all of those Option Shares as vested shares. However, the Option Shares shall NOT vest on such an accelerated basis if and to the extent: (i) this option is assumed by the successor corporation (or


                                       2.

parent thereof) in the Corporate Transaction and the Corporation's repurchase rights with respect to the unvested Option Shares are assigned to such successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same Vesting Schedule applicable to those unvested Option Shares under this Stock Option Agreement.

              (b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

              (c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, PROVIDED the aggregate Exercise Price shall remain the same.

              (d) The Option Shares may also vest upon an accelerated basis in accordance with the terms and conditions of any special addendum attached to this Agreement.

              (e) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         7. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

         8. SHAREHOLDER RIGHTS. The holder of this option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the purchased shares.

         9.  MANNER OF EXERCISING OPTION.

              (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable Optionee (or any other person or persons exercising the option) must take the following actions:
                                       3.

                   (i) Execute and deliver to the Corporation a Stock Purchase Agreement for the Option Shares for which the option is exercised.

                  (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                      (A)cash or check made payable to the Corporation;
         or

                      (B)a promissory note payable to the Corporation, but only to the extent authorized by the Board in accordance with Paragraph 14.

              Should the Common Stock be registered under Section 12 of the 1934 act at the time the option is exercised, then the Exercise Price may also be paid as follows:

                      (C)in shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                      (D)to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

              Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Corporation in connection with the option exercise.

                 (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                                       4.

                  (iv) Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

                   (v) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

              (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

              (c) In no event may this option be exercised for any fractional shares.

         10.REPURCHASE RIGHTS. ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE CORPORATION AND ITS ASSIGNS TO REPURCHASE THOSE SHARES IN ACCORDANCE WITH THE TERMS SPECIFIED IN THE STOCK PURCHASE AGREEMENT.

         11.COMPLIANCE WITH LAWS AND REGULATIONS.

              (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirement of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

              (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

         12.SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

         13.NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature hereto.

                                       5.

All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

         14.FINANCING. The Board may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse, interest-bearing promissory note secured by those Option shares. The payment schedule in effect for any such promissory note shall be established by the Board in its sole discretion.

         15.GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.


                                       6.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.


                         LIVE SOFTWARE, INC.


                         By:         /s/ Paul Colton
                                  ----------------------------

                         Title:      President & CEO
                                  ----------------------------

                         Address:    20245 Stevens Creek Blvd.
                                  ----------------------------
                                     Cupertino, CA 95014
                                  ----------------------------

                                     /s/ Michael Hogarth
                                  ----------------------------
                                     Michael Hogarth

                         Address:    381 FISHER COURT
                                  ----------------------------
                                     FOLSOM, CA 95630
                                  ----------------------------

                            SPOUSAL ACKNOWLEDGMENT

         The undersigned spouse of Optionee has read and hereby approves the foregoing Stock Option Agreement. In consideration of the Corporation's granting Optionee the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the right of the Corporation (or its assigns) to purchase any Purchased Shares in which Optionee is not vested at time of his or her cessation of Service in accordance with the Stock Purchase Agreement.



                                     /s/ Cheryl Hogarth
                                  ----------------------------
                                     OPTIONEE'S SPOUSE

                         Address:    381 Fisher Ct
                                  ----------------------------
                                     Folsom, CA 95630
                                  ----------------------------

                                       7.

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                                  EXHIBIT A

                               VESTING SCHEDULE



                              11/1/98     2,000

                              12/1/98     2,000

                              1/1/99      2,000

                              2/1/99      2,000

                              3/1/99      2,000

                              4/1/99      2,000


                                       2.

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                                  EXHIBIT B

                           STOCK PURCHASE AGREEMENT



































                                       3.

                               APPENDIX

         The following definitions shall be in effect under the Agreement:

    A.  AGREEMENT shall mean this Stock Option Agreement.

    B.  BOARD shall mean the Corporation's Board of Directors.

    C.  CODE shall mean the Internal Revenue Code of 1986, as amended.

    D.  COMMON STOCK shall mean the Corporation's common stock.

    E. CORPORATE TRANSACTION shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

              (i)a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,or

              (ii)the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

    F.  CORPORATION shall mean Live Software, Inc., a California corporation.

    G. DISABILITY shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances. Disability shall be deemed to constitute PERMANENT DISABILITY in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

    H. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

    I. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

    J. EXERCISE PRICE shall mean the exercise price payable per Option Share as specified in the Stock Option Agreement.

    K. EXPIRATION DATE shall mean the date on which the option expires as specified in the Stock Option Agreement.

    L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

              (i)If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

              (ii)If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

              (iii)If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Board shall determine the Fair Market Value after taking into account such factors as the Board shall deem appropriate.

    M. GRANT DATE shall mean the date of grant of the option as specified in the Stock Option Agreement.

    N. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

    O. 1934 ACT shall mean the Securities Exchange of Act of 1934, as amended.

    P. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

    Q. OPTION SHARES shall mean the number of shares of Common Stock subject to the option.

    R.  OPTIONEE shall mean the person to whom the option is granted.

    S. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    T. PURCHASE AGREEMENT shall mean the stock purchase agreement substantially as set forth in the form of EXHIBIT B to the Stock Option Agreement.

    U. SERVICE shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant.

    V. STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.

    W. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    X. VESTING SCHEDULE shall mean the vesting schedule specified in EXHIBIT A to the Stock Option Agreement pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.

                                      A-3.